UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2020

PING IDENTITY HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39056	81-2933383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 17th Street, Suite 100, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(303)-468-2900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☒ Emerging growth company
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PING	The New York Stock Exchange

Item 2.02	Results of Operations and Financial Condition

The information in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On July 6, 2020, Ping Identity Holding Corp. (the “Company”) filed its Registration Statement on Form S-1 containing the following information:

Recent Developments

Presented below are certain preliminary and unaudited estimates of selected financial and other information for the three months ended June 30, 2020. The following information reflects our preliminary estimates with respect to such results based on currently available information, is not a comprehensive statement of our financial results and is subject to completion of our financial closing procedures. Our financial closing procedures for the three months ended June 30, 2020 are not yet complete and, as a result, our actual results may differ materially from these estimates. These estimates should not be viewed as a substitute for our full interim or annual financial statements prepared in accordance with GAAP. Further, our preliminary estimated results are not necessarily indicative of the results to be expected for the remainder of 2020 or any future period as a result of various factors, including, but not limited to, those discussed in “Risk Factors” and “Forward-Looking Statements”. This information should be read in conjunction with “Management's Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included elsewhere in this prospectus. The estimated financial and other data included in this prospectus has been prepared by, and are the responsibility of, management of the Company. PricewaterhouseCoopers LLP has not audited, reviewed, compiled or performed any procedures with respect to the accompanying estimated financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

During the second quarter of 2020, we continued to experience overall strong engagement with enterprise customers as work-from-home and increased virtual customer engagement highlighted the need for modernization of their identity security infrastructure. However, given the economic uncertainty driven by the COVID-19 pandemic, certain of these enterprise customers elected to phase-in their purchases of our solutions, resulting in smaller deal sizes and a reduction in our dollar-based net retention rate for the second quarter of 2020 as compared to the quarter ended June 30, 2019. This impact was offset by the greater number of deals executed during the quarter than what had been anticipated at the time the Company gave guidance for the second quarter of 2020. Additionally, our new bookings in the second quarter of 2020 continued the trend of mix-shift from term-based licenses to SaaS. We expect these trends to continue and, as a result, we expect ARR at September 30, 2020 to continue the trend of year-over-year growth, while we expect a year-over-year decrease in GAAP revenue as compared to the quarter ended September 30, 2019. Management continues to point towards ARR as the key metric for gauging the health and growth of our subscription business.

For the second quarter of 2020, the Company expects:

1.	Ending ARR at June 30, 2020 of $234.5 million to $235.0 million;
2.	Total revenue of $55.5 million to $56.5 million for the three months ended June 30, 2020;
3.	Free Cash Flow of $2.0 million to $2.5 million for the three months ended June 30, 2020; and
4.	Dollar-based net retention rate at June 30, 2020 of 110% to 111%.

See “Selected Consolidated Financial Data — Non-GAAP Financial Measures” for a definition of Free Cash Flow. We have not provided an estimate for net income (loss) for the three months ended June 30, 2020. Net income (loss) includes the impact of interest expense, income tax benefit or expense, depreciation and amortization expense and certain other items that impact comparability between periods and the tax effect of such items, which may be significant and which we are unable to estimate at this time with a reasonable degree of accuracy. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key Business Metrics — Annual Recurring Revenue” for a definition of ARR and discussion of its limitations.

Reconciliation of Estimated Preliminary Free Cash Flow for the Three Months Ended June 30, 2020

A reconciliation of estimated Free Cash Flow to estimated net cash provided by operating activities, the most directly comparable GAAP measure, for the three months ended June 30, 2020, is as follows:

	Three Months Ended June 30, 2020
	Low	High
	(in thousands)
Net cash provided by operating activities	$5,725	$6,225
Less:
Purchases of property and equipment	(325)	(325)
Capitalized software development costs	(3,400)	(3,400)
Free Cash Flow	$2,000	$2,500
Cash paid for interest	$700	$700

Free Cash Flow has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. For example, Free Cash Flow does not represent the total increase or decrease in our cash balance for a given period. Because of these limitations, Free Cash Flow should not be considered as a replacement for cash flow from operations, as determined by GAAP, or as a measure of our profitability. We compensate for these limitations by relying primarily on our GAAP results and using non GAAP measures only for supplemental purposes.

Cautionary Information Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the federal securities laws. These forward-looking statements reflect the Company’s current intentions, expectations or beliefs. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning. Forward-looking statements include all statements that are not historical facts. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. There is no assurance that any forward-looking statements will materialize. The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PING IDENTITY HOLDING CORP.

Date: July 6, 2020	By:	/s/ Lauren Romer
	Name:	Lauren Romer
	Title:	Chief Legal Officer